Premier Beverage Group Announces Delivery of OSO

Natural Energy Beverages and Business Update

Shareholder letter sheds light on 2014 plans

NEW YORK, NY, December 19, 2013 – On December 19, 2013, Premier Beverage Group Corp. (OTC: PBGC) released a letter to shareholders from its President, Fouad Kallamni. The complete text of Mr. Kallamni’s letter follows:

“Dear Shareholders,

I am pleased to report that on December 18, 2013, we received our first shipment of OSO and OSO Light Energy Beverage. Our new, all natural formula is unique to this market, and provides us with a distinct, ultra premium, competitive advantage. Our goal developing OSO was to create something special that will differentiate us and set us apart from the crowded space.

While the past emphasis of OSO has been on-premise - a market we have catered to for several years in NYC and will continue to serve - we are now augmenting our strategic positioning and roll out to include the natural and specialty food channels, where our product uniquely fits. We have been in advanced discussions with natural food distributors and retailers and expect to pursue this channel in 2014.

With respect to our securities filings, we have completed the vast majority of the audit and review work required for 2012 as well as the 2013 interim periods. However, we have been constrained by internal resources and scheduling conflicts that have led to delays in these filings. With the new products in hand, we expect to complete our filings quickly to put us in a position be fully reporting under the securities laws and to greatly accelerate our growth in 2014.

I couldn’t be more excited about the prospects for our brand. Our team has weathered a long storm and we are now in a position to capitalize on a market that is ripe for a lively alternative. Our sales team is ready, our key customers are waiting, and our product is finally here. We have pre-sold over 25% of our new product and expect to move into our second production run in Q1 2014 to satisfy demand.

I invite you to taste the new OSO. Feel free to contact us for a sample – inquiry@osobeverages.com.

Thank you for your continued support of Premier Beverage Group.

Sincerely,

Fouad Kallamni

Premier Beverage Group Corp | 501 Madison Avenue | Suite 501 | New York | NY | 10022

President

Premier Beverage Group Corp.”

About Premier Beverage Group

Premier Beverage Group (OTC: PBGC) is a holding company that – through its subsidiaries, OSO Beverages and Captive Brands – owns, develops, markets and distributes premium functional beverages. Premier Beverage Group’s flagship brand, OSO, is a premium energy beverage offered primarily in on-premise venues. OSO, offered in both original and light flavors, is produced in Austria using only the finest ingredients – resulting in a clear, crisp energy beverage and an up-market consumer experience. Captive Brands provides a turnkey private label program for retailers seeking to offer functional beverage and related products. For more information on Premier Beverage Group, please visit www.premierbeveragegroup.com. For more information on OSO Beverages, please visit www.osobeverages.com.

This press release, within the meaning of the Private Securities Litigation Reform Act of 1995, contains forward-looking statements involving known and unknown risks, delays, and uncertainties that may cause our actual results or performance to differ materially from those expressed or implied by these forward-looking statements. These risks, delays, and uncertainties include, but are not limited to: risks associated with the uncertainty of future financial results, our reliance on a limited number of suppliers, the limited diversification of our product offerings, additional financing requirements, development of new products, government approval processes, the impact of competitive products or pricing, technological changes, as well as the effect of economic conditions and other uncertainties detailed in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements.

SOURCE: Premier Beverage Group

For more information, contact:

Investor Relations

(646) 820-0630

ir@premierbeveragegroup.com

Premier Beverage Group Corp | 501 Madison Avenue | Suite 501 | New York | NY | 10022